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                                                                    EXHIBIT 23.4


                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated July 27, 2000 relating to the financial statement and accompanying notes of Conseco Finance Lease 2000-1, LLC, which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.


PRICEWATERHOUSECOOPERS LLP
/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
July 27, 2000